Exhibit 99.1
FOR IMMEDIATE RELEASE
April 11, 2022

Origin Bancorp, Inc. Announces First Quarter 2022 Earnings Release and Conference Call

RUSTON, LA, April 11, 2022 - Origin Bancorp, Inc. (Nasdaq: OBNK) (“Origin”), the financial holding company for Origin Bank, plans to issue first quarter 2022 results after the market closes on Wednesday, April 27, 2022, and hold a conference call to discuss such results on Thursday, April 28, 2022, at 8:00 a.m. Central Time (9:00 am Eastern Time). The conference call will be hosted by Drake Mills, Chairman, President and CEO, Steve Brolly, Chief Financial Officer, and Lance Hall, President and CEO of Origin Bank.

Conference Call and Live Webcast

To participate in the live conference call, please dial (888) 437-3179 (U.S. and Canada dial-in); (862) 298-0702 (International dial-in) and request to be joined into the Origin Bancorp, Inc. (OBNK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the investor relations, News & Events, Events & Presentations link or directly by visiting https://www.webcaster4.com/Webcast/Page/2864/45166.

Conference Call Webcast Archive

If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.

About Origin Bancorp, Inc.

Origin is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912. Deeply rooted in Origin’s history is a culture committed to providing personalized, relationship banking to its clients and communities. Origin provides a broad range of financial services to businesses, municipalities, high net worth individuals and retail clients. Origin currently operates 45 banking centers located from Dallas/Fort Worth and Houston, Texas across North Louisiana and into Mississippi. For more information, visit www.origin.bank.

Contact Information
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank

Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank